UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008
ACCENTURE SCA
(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-351796
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On December 18, 2008, Accenture issued a press release announcing financial results for its first quarter of fiscal year 2009, which fiscal quarter ended on November 30, 2008.
     A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.
Non-GAAP Financial Information
     In the attached press release Accenture discloses the following non-GAAP financial measures:
•	Free cash flow (defined as operating cash flow net of property and equipment additions). Accenture’s management believes that this information provides meaningful additional information regarding the company’s liquidity.

•	Percentage changes in revenues before reimbursements (“net revenues”) on a local currency basis. Accenture’s management believes that information regarding changes in its net revenues that excludes the effect of fluctuations in foreign currency exchange rates facilitates meaningful comparison of its net revenues before reimbursements.

•	Selling, general and administrative (“SG&A”) expenses absent the provision for bad debt as a percent of net revenues. Accenture’s management believes that information regarding the effect of this provision for bad debt on SG&A expenses facilitates understanding both as to the impact of this provision and as to the company’s operating performance.
Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While Accenture’s management believes that this non-GAAP financial information is useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release of Accenture, dated December 18, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2008	ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner